UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 23, 2008 and May 29, 2008, through one or more of our indirect wholly-owned subsidiaries, we closed on the purchase of two hotels. The sellers have no material relationship with us or our subsidiaries, other than through the purchase contracts.

The table below describes the hotels.

Hotel Location	Franchise (a)	Number of Rooms	Purchase Price	Closing Date
Birmingham, Alabama	Homewood Suites	95	$16,500,000	May 23, 2008
Hilton Head, South Carolina	Hilton Garden Inn	104	13,500,000	May 29, 2008

TOTAL		199	$30,000,000

Note:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Our purchasing subsidiaries assumed existing loans secured by the hotels. The table below describes these loans:

Hotel Location	Franchise	Outstanding Principal Balance (a)	Interest Rate	Maturity Date
Birmingham. Alabama	Homewood Suites	$11,815,000	6.03%	February, 2017
Hilton Head, South Carolina	Hilton Garden Inn	6,371,000	6.29%	April, 2016

TOTAL		$18,186,000

Note:

(a)	All loans provide for monthly payments of principal and interest on an amortized basis.

The purchase price for each hotel was funded by the Company’s cash on hand.

As a result of the closing described above for these two hotels, a total of five closings have occurred under a series of purchase contracts executed on November 5, 2007 for the potential purchase of seven hotels. Additional information regarding the purchase contracts, the two hotels listed above and the remaining hotels is set forth in our Form 8-K dated November 2, 2007 and filed with the Securities and Exchange Commission on November 6, 2007, which is incorporated herein by reference. There can be no assurance at this time that any further closings will occur under the purchase contracts.

Item 9.01.	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

Not Applicable

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

May 30, 2008